EXHIBIT 32: Rule 13a-14(b) Certification

        The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of China Green Material Technologies, Inc.

        A signed original of this written statement required by Section 906 has been provided to China Green Material Technologies, Inc. and will be retained by China Green Material Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

March 31, 2008	/s/ Zhonghao Su Zhonghao Su, Chief Executive Officer /s/ Jing Zhu Jing Zhu, Chief Financial Officer